EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-106680) and Form S-8 (Nos.333-105847, 333-105852 and 333-111749) of First Advantage Corporation of our reports dated March 8, 2004 relating to the financial statements and financial statement schedule, which appear in First Advantage Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2003, as amended by this Amendment No.1 to Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, Florida
July 19, 2004